UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 27, 2007

Sepracor Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19410	22-2536587
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

84 Waterford Drive Marlborough, MA	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (508) 481-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 27, 2007 (the “Effective Date”), Sepracor Inc. (the “Company” or “Sepracor”) and Timothy J. Barberich, Executive Chairman of the Company, entered into an executive retirement agreement (the “Retirement Agreement”), pursuant to which Mr. Barberich has agreed to serve as Executive Chairman of the Company (or in such other executive position as is agreed to by Sepracor and Mr. Barberich) until no later than May 13, 2008, at which time he will cease to be an employee of the Company.  Mr. Barberich’s employment with the Company may be terminated earlier than May 13, 2008 (1) by the Company for Cause, as defined in the Retirement Agreement, (2) upon Mr. Barberich’s death or disability or (3) by Mr. Barberich or the Company upon 60 days’ notice.  Unless the Retirement Agreement has been earlier terminated, Mr. Barberich will become an advisor to the Company on the date he ceases to be an employee of the Company and has agreed to continue to serve in such capacity until December 31, 2009.  Mr. Barberich’s service as an advisor to the Company under the Retirement Agreement may be terminated earlier than December 31, 2009 (i) upon a breach by Mr. Barberich of his advisor obligations or (ii) by Mr. Barberich or the Company upon 60 days’ notice.

From the Effective Date until the date the Retirement Agreement expires or is terminated, Mr. Barberich will receive $1,650,000 per year.  In addition to such payments, Mr. Barberich will continue (1) until the date he ceases to serve as an executive of the Company, to receive a salary and be eligible for a bonus and equity compensation, and (2) until December 31, 2009, to be eligible to receive the benefits he receives under the Company’s plans and policies under the same terms applied to him immediately prior to the Effective Date.   Pursuant to the Retirement Agreement, Mr. Barberich has also been granted, under the Company’s 2000 Stock Incentive Plan, 47,500 restricted shares of the Company’s common stock at no purchase price, which shares will vest in two equal annual installments commencing on the first anniversary of the Effective Date. Notwithstanding anything to the contrary, in the event Mr. Barberich receives compensation and/or benefits in connection with a Change in Control under the terms of the Executive Retention Agreement between Mr. Barberich and the Company dated February 1, 2002 (the “Retention Agreement”), his right to compensation and benefits under the Retirement Agreement will cease immediately upon such Change in Control.

Item 9.01.                  Financial Statements and Exhibits

(d)   Exhibits

10.1            Executive Retirement Agreement by and between Sepracor Inc. and Timothy Barberich dated December 27, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sepracor Inc.

Date: December 31, 2007	By:	/s/ Andrew I. Koven
Name: Andrew I. Koven
Title: Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Retirement Agreement by and between Sepracor Inc. and Timothy Barberich dated December 27, 2007.